A special meeting of shareholders of the Trust was held on June 29, 2012, with adjournment and continuation on August 8, 2012, for certain proposals related to each of the Funds. All of the proposals presented at the special meeting and adjournment were ultimately approved by Fund shareholders. The percentages shown below represent the percent of voting shares present at the meeting that voted for the proposal. The proposals acted upon by shareholders and the results of the shareholder vote were as follows:

Proposal 1

The approval of a new investment advisory agreement between the Trust and WTAM, to go into effect if there is a subsequent change of control of WTAM caused by a reduction in ownership of the largest shareholder of WisdomTree Investments, the parent company of WTAM.


WisdomTree Dreyfus Brazilian Real Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
1,560,948    50,745         66,780        444,257          73.534

WisdomTree Dreyfus Chinese Yuan Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
5,668,561    142,529        20,873       1,557,838         74.687

WisdomTree Dreyfus Commodity Currency Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
550,734      21,762         12,905        172,270          72.688

WisdomTree Dreyfus Emerging Currency Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
7,487,673    51,556         82,668        824,570          88.649

WisdomTree Dreyfus Indian Rupee Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
376,480       7,673         16,900         52,382          83.029

WisdomTree Dreyfus Japanese Yen Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
324,621       1,281            737           0             99.382

WisdomTree Dreyfus South African Rand Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
109,792       1,741         13,678           0             87.686

WisdomTree Emerging Markets Local Debt Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
12,756,060  112,764        144,407           0             98.023

WisdomTree Asia Local Debt Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
5,315,150     2,953         14,783           0             99.668

WisdomTree Australia & New Zealand Debt Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
589,053      21,033         30,432        218,745          68.553

WisdomTree Euro Debt Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
87,133       13,476          8,998          8,844          73.561

WisdomTree Emerging Markets Corporate Bond Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
300,587     130,330           460            0             69.68

WisdomTree Global Real Return Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
51,482          400           400            0             98.47

WisdomTree Managed Futures Strategy Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
2,702,506     10,573        180,668          0             93.392


Proposal 2

The approval of a new investment sub-advisory agreement between WTAM and Dreyfus, with respect to each of these Funds, to go into effect if there is a subsequent change of control of WTAM caused by a reduction in ownership of the largest shareholder of WisdomTree Investments, the parent company of WTAM.


WisdomTree Dreyfus Brazilian Real Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
1,559,268     52,582      66,623          444,257         73.455

WisdomTree Dreyfus Chinese Yuan Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
5,666,344    143,948      221,671       1,557,838         74.657

WisdomTree Dreyfus Emerging Currency Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
7,485,979     50,051       85,867         824,570         88.628

WisdomTree Dreyfus Indian Rupee Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
376,985        7,873       16,195          52,382         83.14

WisdomTree Dreyfus Japanese Yen Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
324,618        1,283          738            0            99.381

WisdomTree Dreyfus South African Rand Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
109,792        2,041       13,378            0            87.686

WisdomTree Australia & New Zealand Debt Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
586,669       22,472       31,377         218,745         68.276

WisdomTree Euro Debt Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
88,233        13,476        7,898           8,844         74.489


Proposal 3

Approval to make future changes to sub-advisory arrangements Without a Shareholder Vote.

WisdomTree Dreyfus Brazilian Real Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
1,469,864     48,729       159,880         444,257        69.243

WisdomTree Dreyfus Chinese Yuan Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
5,287,649     130,296      614,018       1,557,838        69.668

WisdomTree Dreyfus Emerging Currency Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
7,257,985      93,121      270,791         824,570         85.93

WisdomTree Dreyfus Indian Rupee Fund
338,871         5,973       56,209          52,382        74.735

WisdomTree Dreyfus Japanese Yen Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
320,675          600         5,364             0          98.174

WisdomTree Dreyfus South African Rand Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
102,378          816        22,017             0          81.764

WisdomTree Australia & New Zealand Debt Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
621,578        23,801       75,083          187,098       68.488

WisdomTree Euro Debt Fund
Votes For Votes Abstain Votes Against Broker Non-Votes Percentage For
82,850         13,476       13,281            8,844       69.945